EXHIBIT 10.43

PROMISSORY NOTE

Principal Amount: $10,000,000	Date: April 4, 2015

FOR VALUE RECEIVED, ELITE DATA SERVICES, INC., a Florida corporation (hereinafter called the “Borrower”), hereby promises to pay to the order of H y H Investments, S.A., a Honduras corporation, or registered assigns (the “Holder”) the sum of Ten Million Dollars ($10,000,000), hereinafter the “Principal Amount” as set forth herein.

The monies due to the Holder represent the Purchase Price for the outstanding shares of that specific Honduras corporation, whose sole assets consist of a license to operate gaming machines as referenced in the in the Securities Purchase Agreement between Elite Data Services, Inc. and H y H Investments, S.A. (hereafter the “Agreement”) dated April 4, 2015.

All payments due hereunder (to the extent not converted into common stock, $0.001 par value per share (the “Common Stock”) in accordance with the terms hereof) shall be made in lawful money of the United States of America. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York City, New York are authorized or required by law or executive order to remain closed.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof. The following terms shall apply to this Note:

ARTICLE ONE. PAYMENT SCHEDULE

a)	Principal Amount. The Principal Amount shall be paid by the Borrower to the Holder as follows:

■	One Hundred Thousand Dollars ($100,000) as a non-refundable payment payable in cash within 10 business days after the date hereof (the “Initial Payment”);

■

Nine Hundred Thousand Dollars ($900,000) payable on or before April 6, 2016 in the form of cash or shares of common stock of the Borrower at the Holder’s option, at the average closing price of the common stock of the Borrower for the five trading days immediately preceding April 6, 2016 as reported by the principal market or exchange for such common stock;

■	At Holder’s option beginning on or after April 17, 2017, payments tendered in Purchaser’s stock may be repurchased by the Purchaser in conjunction with Article 1(e).

■

Nine Million Dollars ($9,000,0000) is payable up to Two Million Five Hundred Thousand Dollars ($2,500,000) per year thereafter through March 31, 2021 by either cash payment or out of the revenues received by El Mar Muerto Beauty Mineral, Sociedad Anonima (hereafter “EMBM”) during this time, at an amount equal to Twenty Five (25%) percent of the net revenues of EMBM during such time period. In the event Holder has not received the full amount due on or before March 31, 2021, such amount due hereunder may be payable, at the Holder’s option, via the issuance of shares of common stock of the Borrower, at the average closing price of the common stock of the Borrower for the five trading days immediately preceding March 31, 2021 as reported by the principal market or exchange for such common stock;

1

b)

Conditions to Purchase. So long as an outstanding balance remains due and payable under this note, Holder shall grant to Holder an exclusive distributor license for twenty-five (25) gaming machines in the municipality of Roatan.

c)

Online Gaming & Other Rights. Holder has applied for approval to the appropriate authority for permits to operate online gaming rights and casino tables. As of this date, Holder wishes to retain online gaming distribution until the purchase price has been paid in full. If and when approvals are granted, Holder and Borrower shall negotiate and finalize such rights pursuant to the provision herein stated.

d)

Interest. So long as the Borrower fulfills the conditions to purchase as stated in Article 1(2)(b) and (c), Holder shall waive applicable interest payments of 3.85% per annum due and payable in monthly installments. If Borrower wishes to retain such rights as stated in Article 1(b) and (c), Borrower may do so as long as such waived interest payments are paid in cash payment calculated from April 7, 2015 to the current date of Borrower’s request. All future interest payments shall be paid in cash in monthly installments at 3.85% per annum on the first day of each month.

e)

Stock Repurchase Option. Borrower may repurchase all payments tendered in common stock to the Holder hereunder for such value as the shares were assessed at the corresponding payment date at the Borrower’s option. This provision does not obligate the Borrower to repurchase.

f)	Prepayment. In conjunction with the terms set forth in Paragraph 2.a, prepayment of this Note will not result in any penalties or any liability to Borrower if in cash payment.

g)

Closing Costs. The Borrower agrees to pay all closing costs and stamp taxes at the time of transfer of possession, and Borrower further agrees to reimburse Holder for all taxes on all shares of its common stock issued hereunder becomes due.

h)

Escrow. The Initial Payment shall be held in an escrow account of a mutually agreeable escrow agent. The parties agree that the Initial Payment shall be released from escrow upon the signing of this Note in conjunction with the Note Purchase Agreement.

ARTICLE TWO. COMMON STOCK

a)

Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be the responsibility of the Holder to provide, and shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”) or (iv) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor. Until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

2

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Holder so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Holder does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadline, it will be considered an Event of Default pursuant to the Note.

b)

Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Note and the other Notes issued more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the “Maximum Share Amount”), which shall be 4.99% of the total shares outstanding on the Closing Date, subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued, if the Borrower fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower’s ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, this will be considered an Event of Default under Section 3.3 of the Note if the Borrower fails to eliminate any such prohibition within fifteen (15) Business Days from the date of written notice from the Holder of such a default..

3

ARTICLE THREE. GENERAL

a)

Compliance and Law with Regulatory Bodies. This Agreement must be in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with applicable Honduras laws and with the rules of the Securities and Exchange Commission. Any share certificate issued to evidence shares may bear legends and statements, and be subject to such restrictions, as the Company will deem advisable to assure compliance with Federal and state laws and regulations. Both Borrower and Holder agree that these regulatory changes may incur modification of the Agreement and that such terms shall be requisitely modified as immaterial unless such modification changes the provisions as specified in this paragraph.

b)

Indemnification. The Holder represent and warrant that the Borrower will not incur any liability of any kind or nature whatsoever in connection with the consummation of this Agreement to any third party, and the Holder agrees to indemnify, defend and hold harmless the Borrowers, its officers, directors, stockholders, lenders and affiliates from any claims by or liabilities to such third parties, including any legal or other expenses incurred in connection with the defense of such claims.

c)

Assignment. The Holder may assign or transfer this Note to any transferee at its sole discretion. This Note shall be binding upon the Borrower and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

d)

Enforcement Expenses. The Company agrees to pay all reasonable charges and expenses, including attorneys' fees and expenses, which may be incurred by the Holder in successfully enforcing this Note and/or collecting any amount due under this Note.

ARTICLE FOUR. EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

a)	Failure to Pay Principal. The Borrower fails to pay the principal hereof when due on this Note, whether at maturity, upon acceleration or otherwise.

b)

Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

c)

Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

4

d)

Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

e)

Judgments. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

f)

Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower.

g)	Delisting of Common Stock. The Borrower shall fail to maintain the trading of its common stock on the Pink Sheets or OTCQB.

h)

Failure to Comply with the Exchange Act. The Borrower shall fail to comply with the reporting requirements of the Exchange Act; and/or the Borrower shall cease to be subject to the reporting requirements of the Exchange Act.

i)	Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

j)

Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

k)

Default by Borrower; Remedies of Holder. In the event of default, Borrower fails to deliver payment or any other provision herein stated, Holder shall be entitled to retain all payments received prior to default. Holder shall also retain EMBM stock;

l)

Default by Holder; Remedies of Borrower. In the event Holder fails to close the acquisition of EMBM pursuant to the terms and provisions of this Agreement, Borrower shall be entitled to either sue for specific performance or sue for money damages.

5

ARTICLE FIVE. MISCELLANEOUS

(a)	Execution by Both Parties. This Agreement shall not become effective and binding until fully executed by both Borrower and Holder.

(b)	Notice. Any and all notice under the terms and provisions of this Agreement shall be in writing with a copy of same to the Borrower and Holder.

(c)

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(d)

Governing Law, Jurisdiction and Venue. If the Holder brings legal action, this Note shall be governed by the laws of Honduras with Honduras having exclusive jurisdiction and venue over the Holder and Borrower.

(e)

Successors and Assigns. This Agreement shall apply to, inure to the benefit of and be binding upon and enforceable against the parties hereto and their respective heirs, successors, trustees in bankruptcy, administrators, executors and successors in title of any form whatsoever of the Holder and of the Borrower.

(f)

Severability. If any provision of this Agreement should, for any reason, be held violative of any applicable law, and so much of this Agreement, be held unenforceable, then the invalidity of such a specific provision in this Agreement shall not be held to invalidate any other provision in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroys the legitimate purposes of this Agreement, in which event this Agreement shall be cancelled.

(g)

Signatures. Signatures via facsimile shall have the same validity as original signatures. E-mail acceptances, offers, counter-offers, etc., shall have the same validity as if they were a signed original document and shall be incorporated into and form part of this Agreement.

(h)

Headings. The headings inserted at the beginning of each paragraph and/or subparagraph are for convenience of reference only and shall not limit or otherwise affect or be used in the construction of any terms or provisions hereof.

(i)	Cost of this Agreement. Any cost and/or fees incurred by the Borrower or Holder in executing this Agreement shall be borne by the respective party incurring such cost and/or fee.

(j)

Entire Agreement. This Agreement contains all of the terms, promises, covenants, conditions and representations made or entered into by or between Holder and Borrower and supersedes all prior discussions and agreements whether written or oral between Holder and Borrower with respect to the Option and all other matters contained herein and constitutes the sole and entire agreement between Holder and Borrower with respect thereto. This Agreement may not be modified or amended unless such amendment is set forth in writing and executed by both Holder and Borrower with the formalities hereof.

6

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under proper authority:

BORROWER

Elite Data Services, Inc

By:	/s/ Charles Rimlinger
Charles Rimlinger, Title: Chief Executive Officer

HOLDER H y H Investments, Sociedad Anonima

By:	/s/ Wilson Stevenson
Wilson Stevenson Title: Owner

7